                              SUBLEASE AGREEMENT


                         dated as of September 25, 1996


                                     between

                             STATION CASINOS, INC.,
                                  as Sublessor


                                       and


                              SUNSET STATION, INC.,
                                  as Sublessee.






COUNTERPART NO. __ OF __ SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I        DEFINITIONS; SUBLESSEE LIABILITY  . . . . . . . . . . . . .   1

ARTICLE II       SUBLEASE OF EQUIPMENT; SUBLEASE TERM  . . . . . . . . . . .   1

       2.1  Acceptance and Sublease of Equipment . . . . . . . . . . . . . .   1
       2.2  Acceptance Procedure . . . . . . . . . . . . . . . . . . . . . .   1
       2.3  Sublease Term. . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE III      RENT; QUIET ENJOYMENT; NET SUBLEASE . . . . . . . . . . . .   2

       3.1  Periodic Sublease Rent . . . . . . . . . . . . . . . . . . . . .   2
       3.2  Supplemental Sublease Rent . . . . . . . . . . . . . . . . . . .   2
       3.3  Place and Manner of Payment. . . . . . . . . . . . . . . . . . .   2
       3.4  Late Payment . . . . . . . . . . . . . . . . . . . . . . . . . .   2
       3.5  Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . . . . . .   2
       3.6  Net Sublease; No Setoff, Etc . . . . . . . . . . . . . . . . . .   3
       3.7  No Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE IV       POSSESSION  . . . . . . . . . . . . . . . . . . . . . . . .   4

       4.1  Possession . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE V        SUBLEASE TERMINATION  . . . . . . . . . . . . . . . . . . .   5

       5.1  Sublessee's Options Upon Termination . . . . . . . . . . . . . .   5
       5.2  Election of Options. . . . . . . . . . . . . . . . . . . . . . .   5
       5.3  Option Procedures. . . . . . . . . . . . . . . . . . . . . . . .   5
       5.4  Early Termination. . . . . . . . . . . . . . . . . . . . . . . .   5
       5.5  Return of Equipment. . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE VI       DISCLAIMER AND ASSIGNMENT OF WARRANTIES . . . . . . . . . .   6

       6.1  Disclaimer of Warranties . . . . . . . . . . . . . . . . . . . .   6
       6.2  Assignment of Warranties . . . . . . . . . . . . . . . . . . . .   7

ARTICLE VII      MAINTENANCE AND REPAIR; ALTERATIONS AND ADDITIONS . . . . .   7

       7.1  Maintenance and Repair; Compliance With Law. . . . . . . . . . .   7
       7.2  Alterations. . . . . . . . . . . . . . . . . . . . . . . . . . .   8
       7.3  Removal. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
       7.4  Maintenance and Repair Reports . . . . . . . . . . . . . . . . .   9

ARTICLE VIII     USE . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

       8.1  Use. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9


ARTICLE IX       CASUALTY; REPLACEMENT; INSURANCE  . . . . . . . . . . . . .  10


                                      -i-

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       9.1  Casualty . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
       9.2  Required Coverages . . . . . . . . . . . . . . . . . . . . . . .  11
       9.3  Delivery of Insurance Certificates . . . . . . . . . . . . . . .  12

ARTICLE X        EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . .  12

       10.1  Events of Default . . . . . . . . . . . . . . . . . . . . . . .  12
       10.2  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
       10.3  Right to Perform Obligations. . . . . . . . . . . . . . . . . .  15
       10.4  Power of Attorney . . . . . . . . . . . . . . . . . . . . . . .  15
       10.5  Remedies Cumulative; No Waiver; Consents. . . . . . . . . . . .  16

ARTICLE XI       SUBLESSOR'S RIGHT TO CURE . . . . . . . . . . . . . . . . .  16

       11.1  Sublessor's Right to Cure Sublessee's Defaults. . . . . . . . .  16

ARTICLE XII      WARRANT OF TITLE  . . . . . . . . . . . . . . . . . . . . .  17

       12.1  Warrant of Title. . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE XIII     ASSIGNMENTS . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE XIV      TRUE LEASE - SECURITY INTEREST  . . . . . . . . . . . . . .  18

ARTICLE XV       MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . .  18

       15.1  Cumulative Remedies; No Waiver. . . . . . . . . . . . . . . . .  18
       15.2  Costs, Expenses and Taxes . . . . . . . . . . . . . . . . . . .  18
       15.3  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
       15.4  No Third Parties Benefited. . . . . . . . . . . . . . . . . . .  19
       15.5  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . .  19
       15.6  Integration . . . . . . . . . . . . . . . . . . . . . . . . . .  20
       15.7  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .  20
       15.8  Severability of Provisions. . . . . . . . . . . . . . . . . . .  20
       15.9  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . .  21
       15.10  Subordination to Lease . . . . . . . . . . . . . . . . . . . .  21
       15.11  Waiver of Right to Trial by Jury . . . . . . . . . . . . . . .  21
       15.12  Purported Oral Amendments. . . . . . . . . . . . . . . . . . .  21
       15.13  General Indemnification. . . . . . . . . . . . . . . . . . . .  22

                                    SUBLEASE


               This SUBLEASE (as amended, supplemented, or otherwise modified from time to time, this "SUBLEASE"), dated as of September 25, 1996, is between STATION CASINOS, INC., a Nevada corporation, as Sublessor ("SUBLESSOR") and SUNSET STATION, INC., a Nevada corporation, as Sublessee ("SUBLESSEE").

               In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, hereby agree as follows:


                                    ARTICLE I

                        DEFINITIONS; SUBLESSEE LIABILITY

               For all purposes hereof, the capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix 1 to that certain Participation Agreement, dated as of the date hereof (the "PARTICIPATION AGREEMENT"), among First Security Trust Company of Nevada, as trustee ("LESSOR"), Sublessor and the Holders identified therein. All obligations imposed on the "SUBLESSEE" in this Sublease shall be the full recourse liability of Sublessee.


                                   ARTICLE II

                      SUBLEASE OF EQUIPMENT; SUBLEASE TERM

               SECTION 2.1 ACCEPTANCE AND SUBLEASE OF EQUIPMENT. With respect to each Advance under Section 2.4.2 of the Participation Agreement, on the Advance Date for that Advance Sublessor shall lease to Sublessee hereunder, and Sublessee shall lease from Sublessor hereunder, the Equipment accepted on that Advance Date by Sublessor under a Certificate of Acceptance pursuant to the Participation Agreement for the Sublease Term. With respect to each Advance made under Section 2.4.3 of the Participation Agreement, on the date the Equipment to which that Advance is related is acquired Sublessor shall lease to Sublessee hereunder, and Sublessee shall lease from Sublessor hereunder, the Equipment accepted on the date such Equipment is acquired under a Certificate of Acceptance pursuant to the Participation Agreement for the Sublease Term.

               SECTION 2.2 ACCEPTANCE PROCEDURE. Sublessee's acceptance of the items of Equipment to be accepted on any Advance Date shall be evidenced by a Certificate of Acceptance, in each case executed by Sublessee and delivered to Sublessor.

               SECTION 2.3 SUBLEASE TERM. The term of this Sublease (the "SUBLEASE TERM") shall consist of the Interim Sublease Period and the Base Sublease Period, subject to Article V.


                                   ARTICLE III

                       RENT; QUIET ENJOYMENT; NET SUBLEASE

               SECTION 3.1 PERIODIC SUBLEASE RENT. During the Sublease Term, Sublessee shall pay to Sublessor Periodic Sublease Rent on each Payment Date in the amount determined in accordance with the definition of "PERIODIC SUBLEASE RENT."

               SECTION 3.2 SUPPLEMENTAL SUBLEASE RENT. During the Sublease Term, Sublessee shall pay to Sublessor, or to whomever shall be entitled to payment thereof as expressly provided herein or in any other Operative Document (and Sublessor hereby directs Sublessee, on behalf of Sublessor, so to pay any such other Person) any and all Supplemental Sublease Rent promptly as the same shall become due and payable, and, in the event of any failure on the part of Sublessee to pay any Supplemental Sublease Rent, Sublessor shall have all rights, powers and remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Periodic Sublease Rent.

               SECTION 3.3 PLACE AND MANNER OF PAYMENT. Sublease Rent and all other sums due to Sublessor shall be paid in accordance with Section 2.7 of the Participation Agreement; PROVIDED, however, that so long as the Sublease remains in effect all such payments shall be made directly to Lessor for the account of Sublessor (and Sublessor hereby specifically and irrevocably instructs Sublessee to make such payments directly to Lessor so long as the Lease remains in effect).

               SECTION 3.4 LATE PAYMENT. If any Periodic Sublease Rent shall not be paid when due, Sublessee shall pay to Sublessor, or if any Supplemental Sublease Rent payable to or on behalf or for the account of Sublessor, Holder or any other Indemnitee is not paid when due, Sublessee shall pay to whomever shall be entitled thereto, in each case as Supplemental Sublease Rent, interest at the Default Rate on such overdue amount from and including the due date (not taking into account any grace period) thereof to but excluding the Business Day of payment thereof.

               SECTION 3.5 QUIET ENJOYMENT. Subject and subordinate in any event to the rights of the Lessor under the Lease, so long as no Sublease Event of Default exists Sublessee shall, peaceably and quietly have, hold and enjoy the Equipment for the Sublease Term, free of any claim or other action by Sublessor or anyone claiming by, through or under Sublessor (other than its successors and assigns) with respect to any matters arising from and after the Closing Date. Such right of quiet enjoyment is independent of, and shall not affect Sublessor's rights otherwise to initiate legal action to enforce Sublessor's rights and Sublessee's obligations under this Sublease.

               SECTION 3.6 NET SUBLEASE; NO SETOFF, ETC. THIS SUBLEASE SHALL CONSTITUTE A NET LEASE AND, NOTWITHSTANDING ANY OTHER PROVISION OF THIS SUBLEASE, IT IS INTENDED THAT PERIODIC SUBLEASE RENT AND SUPPLEMENTAL SUBLEASE RENT SHALL BE PAID WITHOUT COUNTERCLAIM, SETOFF, DEDUCTION OR DEFENSE OF ANY KIND AND WITHOUT ABATEMENT, SUSPENSION, DEFERMENT, DIMINUTION OR REDUCTION OF ANY KIND, AND SUBLESSEE'S OBLIGATION TO PAY ALL SUCH AMOUNTS, THROUGHOUT THE SUBLEASE TERM IS ABSOLUTE AND UNCONDITIONAL. The obligations and liabilities of Sublessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including, without limitation, to the maximum extent permitted by Law: (a) any defect in the condition, merchantability, design, construction, quality or fitness for use of any item of Equipment, or any failure of any item of Equipment to comply with all Requirements of Law, including any inability to use any item of Equipment by reason of such non-compliance; (b) any damage to, abandonment, loss, destruction, requisition, taking or contamination of or Release from any item of Equipment, including eviction; (c) any prohibition, restriction, prevention or curtailment of or interference with any use of any item of Equipment by any Person, including eviction; (d) the attachment of any Lien of any third party to any item of Equipment; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by Sublessor or Lessor; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Sublessee, Sublessor, Lessor or any other Person, or any action taken with respect to this Sublease by any trustee or receiver of Sublessor, Lessor or any other Person, or by any court, in any such proceeding; (g) any claim that Sublessee has or might have against any Person, including, without limitation, Sublessor or Lessor; (h) any failure on the part of Sublessor to perform or comply with any of the terms of this Sublease, any other Operative Document or of any other agreement whether or not related to the transactions contemplated by the Operative Documents; (i) any invalidity or unenforceability or disaffirmance against or by Sublessee of this Sublease or any provision hereof or any of the other Operative Documents or any provision of any thereof; (j) the impossibility of performance by Sublessee, Sublessor or both; (k) any action by any court, administrative agency or other Governmental Agency; or (l) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Sublessee shall have notice or knowledge of any of the foregoing. Except as specifically set forth in ARTICLES V or IX of this Sublease, this Sublease shall be noncancellable by Sublessee for any reason whatsoever, and Sublessee, to the extent permitted by Laws, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Sublease, or to any diminution, abatement or reduction of Rent payable by Sublessee hereunder. If for any reason whatsoever this Sublease shall be terminated in whole or in part by operation of law or otherwise, except as expressly provided in ARTICLES V or IX of this Sublease, Sublessee shall, unless prohibited by Laws, nonetheless pay to Sublessor (or, in the case of Supplemental Sublease Rent, to whom ever shall be entitled thereto) an amount equal to each Sublease Rent payment at the time and in the manner that such payment would have become due and payable under the terms of this Sublease if it had not been terminated in whole or in part, and in such case, so long as such payments are made and no Sublease Event of Default shall have occurred and be continuing, Sublessor will deem this Sublease to have remained in effect. Each payment of Sublease Rent made by Sublessee hereunder shall be final and, absent manifest error in the determination of the amount thereof, Sublessee shall not seek or have any right to recover all or any part of such payment from Sublessor or any party to any agreements related thereto for any reason whatsoever. Sublessee assumes the sole responsibility for the condition, use, operation, maintenance and management of the Equipment, and Sublessor shall have no responsibility in respect thereof and shall have no liability for damage to the property of Sublessee or any subtenant of Sublessee on any account or for any reason whatsoever other than by reason of Sublessor's willful misconduct or gross negligence or breach of any of its obligations under any Operative Document.

               SECTION 3.7 NO BAR. Notwithstanding the foregoing, nothing set forth herein shall bar, limit, preclude, prevent, stay or otherwise adversely affect Sublessee's right or ability to bring and pursue any action for monetary damages against Sublessor or any other Person for any breach or alleged breach of its obligations hereunder.


                                   ARTICLE IV

                                   POSSESSION

               SECTION 4.1 POSSESSION. SUBLESSEE SHALL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF SUBLESSOR, SUBLEASE ANY OR ALL OF THE EQUIPMENT OR ASSIGN, TRANSFER OR ENCUMBER ITS RIGHTS, INTERESTS OR OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED SUBLEASE, ASSIGNMENT, TRANSFER OR ENCUMBERING (OTHER THAN AS PERMITTED BY ARTICLE XIII OR IN CONNECTION WITH REPAIR AND MAINTENANCE OF THE EQUIPMENT) BY SUBLESSEE SHALL BE NULL AND VOID.


                                    ARTICLE V

                              SUBLEASE TERMINATION

               SECTION 5.1 SUBLESSEE'S OPTIONS UPON TERMINATION. Not later than (i) 360 days prior to the last day of the Sublease Term or
(ii) notwithstanding any election made under clause (i), 20 days prior to the last day of the Sublease Term if a Lease Event of Default then exists, Sublessee shall, by delivery of written notice to the Sublessor and Lessor, exercise one of the following options:

                    (a) to purchase for cash for the Purchase Option Exercise Amount all, but not less than all, of the Equipment subject to this Sublease on the last day of the Sublease Term (the "PURCHASE OPTION"); or

                    (b)  to return the Equipment to Sublessor.

               SECTION 5.2 ELECTION OF OPTIONS. Sublessee's election of the Purchase Option will be irrevocable at the time made, but if Sublessee fails to make a timely election, Sublessee will be deemed to have irrevocably elected the Purchase Option.

               SECTION 5.3 OPTION PROCEDURES. If Sublessee elects the Purchase Option, Sublessor shall execute and deliver to Sublessee such documents as may be reasonably required to release the Equipment from the terms and scope of this Sublease and to transfer the right, title and interest of Sublessor in the Equipment to Sublessee without representations or warranties except that the Equipment is free and clear of the Lease, in such form as may be reasonably requested by Sublessee all at Sublessee's sole cost and expense.

               SECTION 5.4 EARLY TERMINATION. Sublessee may, on any Scheduled Payment Date, at its option, upon at least thirty (30) days' advance written notice to Sublessor, effect a purchase of all, but not less than all, of the Equipment subject to this Sublease for an exercise price equal to the greater of
(A) the sum of (i) all accrued unpaid Periodic Rent payable on or prior to such Scheduled Payment Date, (ii) the Sublease Balance, (iii) for any purchase made pursuant to this SECTION 5.4 on or before the Permitted Refi Date, an amount equal to one percent (1%) of the Sublease Balance to be repaid in connection with such purchase pursuant to clause (ii) above, (iv) all other fees and expenses and other amounts then due and payable by Sublessee to Sublessor pursuant to this Sublease and the other Operative Documents to which Sublessee is a party and (v) such additional amount (if any) as may be required to permit Sublessor to exercise its early termination option under Section 5.4 of the Lease or (B) the fair market value of the Equipment. On the date of the full payment of such exercise price to Sublessor by Sublessee (and Sublessor hereby directs Sublessee, and Sublessee agrees, to pay the amounts payable in connection with a purchase of the Equipment pursuant to this Section 5.4 directly to Lessor) in accordance with the provisions of the preceding sentence:(a) the obligations of Sublessee to pay Sublease Rent hereunder shall cease, (b) the term of this Sublease shall end and this Sublease shall terminate, and (c) Sublessor shall execute and deliver and shall cause Lessor, by exercising Sublessor's rights under Section 5.4 of the Lease, to execute and deliver to Sublessee such documents as may be reasonably required to release the Equipment from the terms and scope of this Sublease and to transfer the right, title and interest of Sublessor in the Equipment to Sublessee without representations or warranties except that the Equipment is free and clear of the Lease, in such form as may be reasonably requested by Sublessee all at Sublessee's sole cost and expense.

               SECTION 5.5 RETURN OF EQUIPMENT. Unless the Equipment is purchased by Sublessee pursuant to Sections 5.1(a) or 5.4, at the expiration of the Sublease Term, Sublessee shall forthwith deliver exclusive possession of the Equipment to Sublessor, at a location designated by Sublessor, together with a copy of an inventory list of the Equipment then subject to this Sublease, all then current plans, specifications and operating, maintenance and repair manuals relating to the Equipment that have been received or prepared by Sublessee, appro-priately protected and in the condition required by ARTICLE VII (and in any event in condition to be placed in immediate service). If Sublessor shall rightfully demand possession of the Equipment pursuant to this Sublease or otherwise, Sublessee, at its expense, shall forthwith deliver possession of such Equipment to Sublessor by delivering the Equipment, appropriately protected and in the condition required by ARTICLE VII, to Sublessor at such place or places as may be specified by Sublessor.

                                   ARTICLE VI

                     DISCLAIMER AND ASSIGNMENT OF WARRANTIES

               SECTION 6.1 DISCLAIMER OF WARRANTIES. THE EQUIPMENT IS SUBLEASED BY SUBLESSEE "AS IS" IN ITS PRESENT OR THEN CONDITION, AS THE CASE MAY BE. SUBLESSEE ACKNOWLEDGES AND AGREES THAT (a) THE EQUIPMENT IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY SUBLESSEE, (b) SUBLESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR ITS PURPOSES, (c) NEITHER SUBLESSOR NOR LESSOR IS A MANUFACTURER THEREOF OR A DEALER IN PROPERTY OF SUCH KIND, (d) NEITHER SUBLESSOR NOR LESSOR SHALL BE LIABLE FOR ANY LATENT, HIDDEN OR PATENT DEFECT IN ANY EQUIPMENT, OR THE FAILURE OF ANY EQUIPMENT TO COMPLY WITH REQUIREMENTS OF LAW AND (e) NEITHER SUBLESSOR NOR LESSOR HAS MADE, OR DOES OR WILL MAKE, (i) ANY REPRESENTATION OR WARRANTY OR COVENANT, WITH RESPECT TO THE TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION, QUALITY, DESCRIPTION, DURABILITY OR SUITABILITY OF ANY ITEM OF EQUIPMENT IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES AND USES OF SUBLESSEE OR SUBLESSEE OR
(ii) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY SUCH ITEM OF EQUIPMENT, IT BEING AGREED THAT ALL RISKS, AS BETWEEN SUBLESSOR AND LESSOR, ON THE ONE HAND, AND SUBLESSEE, ON THE OTHER HAND, SHALL BE BORNE BY SUBLESSEE EXCEPT THAT ON THE DATE OF ITS DELIVERY TO SUBLESSEE, EACH ITEM OF EQUIPMENT SHALL BE FREE AND CLEAR OF ANY SUBLESSORS' LIEN ATTRIBUTABLE TO SUBLESSOR OR LESSOR.

               SECTION 6.2 ASSIGNMENT OF WARRANTIES. Sublessor assigns to Sublessee, for the benefit of the Sublessee, to the extent assignable, all of its interest, if any, in any warranties, covenants and representations of any manufacturer or vendor of any item of Equipment; PROVIDED that such assignment shall be effective only when no Sublease Event of Default exists; and PROVIDED, FURTHER, that any action taken by Sublessee by reason thereof shall be at the expense of Sublessee and shall be consistent with Sublessee's obligations pursuant to this Sublease.

                                   ARTICLE VII

                             MAINTENANCE AND REPAIR;
                            ALTERATIONS AND ADDITIONS

               SECTION 7.1  MAINTENANCE AND REPAIR; COMPLIANCE WITH LAW.

                           (a) Sublessee, at its own expense, shall at all times maintain the Equipment in good and safe order, operating condition and repair (ordinary wear and tear excepted), substantially in conformance with the maintenance and repair standards and procedures set forth in the manufacturer's manuals pertaining to the Equipment (and in any event to at least as high a standard of maintenance and repair as Sublessee observes with respect to similar equipment owned or leased by it) and as otherwise required to enforce claims against each vendor or manufacturer of each item of Equipment and in compliance in all material respects with Requirements of Law and the standards imposed by insurance policies required to be maintained hereunder with respect to the Equipment.

                           (b) In addition, subject to Article IX, Sublessee shall make all necessary or appropriate repairs, replacements, substitutions and modifications in respect of the Equipment (or any component thereof) which may be required to keep the Equipment in the condition required by clause (a) above.

                           (c) Leased items of Equipment that have replaced other items of Equipment pursuant to this SECTION 7.1 shall become the property of Sublessor, and title thereto shall automatically vest in Sublessor upon such permitted substitution or replacement. Title to the replaced item of Equipment shall automatically vest in Sublessee (subject to the rights of any casualty insurance insurer) and such item of Equipment shall no longer be subject to any right or interest of Lessor or Sublessor.

                           (d) Notwithstanding any other provision in this Sublease, Sublessee may remove any item of Equipment from service for the purpose of maintenance, repair, service, overhaul or testing of such item of Equipment.

               SECTION 7.2  ALTERATIONS.

                           (a)  If any item of Equipment or individual
               component thereof is required to be altered, added to, replaced, improved or modified in order to comply with Requirements of Law (a "REQUIRED ALTERATION"), Sublessee shall notify Sublessor and Sublessor shall notify the Lessor, and Sublessee shall diligently proceed to make such Required Alteration at its own expense; and

                           (b) Sublessee at its own expense, may make any alteration, addition, replacement, improvement or modification to any item of Equipment (a "PERMITTED ALTERATION"), or remove any part that becomes worn out, broken or obsolete, if Sublessee continues to be in compliance with SECTION 7.1 and such action, when completed, will be of such character as not to materially adversely affect (i) the current fair market value of the item of Equipment, (ii) the originally anticipated use or function thereof, as applicable, and (iii) the originally anticipated residual value of the item of Equipment. In addition, the Permitted Alteration shall not cause the item of Equipment to become suitable for use only by Sublessee; and

                           (c)  All Alterations shall be completed in a
               commercially reasonable manner and shall not, when completed, violate the terms of any restriction, easement, condition, covenant or other matter affecting the Equipment; and

                           (d) Sublessor need not inquire into or confirm that Alterations were made in conformity with these requirements.

               SECTION 7.3 REMOVAL. No component used in a Required Alteration may be removed or severed from the item of Equipment to which it is attached. A component used in a Permitted Alteration may be removed by Sublessee at its expense if (i) it is readily removable without causing material damage to the item of Equipment to which it is attached, (ii) the removal does not violate Requirements of Law and (iii) no Sublease Default or Sublease Event of Default is continuing.

               SECTION 7.4 MAINTENANCE AND REPAIR REPORTS. Sublessee shall keep maintenance and repair reports in sufficient detail, and as customary for owners or operators of hotels or casinos, to indicate the nature and date of major work done. Such reports shall be kept on file by Sublessee at its offices during the Sublease Term, and shall be made available to Sublessor upon reasonable request. Sublessee shall give notice to Sublessor of any Condemnation or Casualty the cost to repair which is reasonably expected by Sublessee to exceed $250,000, promptly after Sublessee has knowledge thereof.

                                  ARTICLE VIII

                                       USE

               SECTION 8.1 USE. Sublessee shall use and operate the Equipment in compliance with any and all Requirements of Law. Sublessee shall procure and maintain in effect all licenses, registrations, certificates, permits, approvals and consents required by applicable Requirements of Law or any Governmental Agency in connection with the ownership, delivery, installation, use and operation of the Equipment. The Equipment will at all times be and remain in the possession and control of Sublessee pursuant to the Sublease, subject, however, to ARTICLE IX and shall in no event be located outside of the Project except to the extent necessary to effect maintenance, repair or servicing thereof.

                                   ARTICLE IX

                        CASUALTY; REPLACEMENT; INSURANCE

               SECTION 9.1  CASUALTY.

                    (a) If a Casualty occurs with respect to an item of Equipment, Sublessee shall (i) give prompt written notice of such occurrence and the date thereof to Sublessor and (ii) replace such item of Equipment with respect to which the Casualty has occurred pursuant to the following provisions of SECTION 9.1(b). If a Casualty occurs with respect to all or substantially all of the Equipment, Sublessee shall purchase the Equipment from Sublessor, no later than the next Payment Date occurring after such Casualty (but in no event later than the Sublease Termination Date), at a purchase price equal to the Sublease Balance, together with all other amounts payable under this Sublease.

                    (b) If any item of Equipment is to be replaced, within ninety (90) days thereafter Sublessee will substitute equipment meeting the suitability standards set forth in this SECTION 9.1(b) for the item of Equipment suffering the Casualty. To be suitable as a replacement it must be of the same general type, year of manufacture (or a later year of manufacture), function, utility, economic life, state of repair and operating condition as the item of Equipment suffering the Casualty, must have a fair market value of not less than the fair market value (immediately preceding the Casualty assuming that such item of Equipment had been maintained in accordance with
          ARTICLE VII) of the item of Equipment suffering the Casualty, and be free and clear of any Liens other than Permitted Encumbrances and in any event sufficient to permit Sublessor to comply with the Lease. Sublessee shall cause a Bill of Sale and a Certificate of Acceptance to be executed and delivered to Sublessor in order to subject such replacement equipment to this Sublease. Sublessee shall also provide Sublessor with a certificate of insurance in accordance with
          SECTION 9.3 evidencing Sublessee's compliance with the insurance provisions of SECTION 9.2 with respect to such replacement Equipment.

                    (c) If no Sublease Event of Default exists and Sublessee elects to replace any item of Equipment suffering a Casualty, Sublessee shall be entitled to receive from Sublessor the Casualty Recoveries with respect thereto, to be used to reimburse Sublessee for the cost of replacement of such item of Equipment after Sublessee fully applies the Casualty Recoveries properly received by it in replacement of such item of Equipment. Sublessor, subject to the rights of any insurer insuring such item of Equipment as provided herein, shall execute and deliver to Sublessee, or to its assignee or nominee, a quitclaim bill of sale (without representations or warranties except that such item of Equipment is free and clear of Sublessor Liens) for such item of Equipment, and such other documents as may be required to release such item of Equipment from the terms of this Sublease, in such form as may reasonably be requested by Sublessee. All fees, costs and expenses relating to a substitution as described herein shall be borne by Sublessee.

                    (d) All Casualty Recoveries in excess of $500,000 in respect of a Casualty to any item of Equipment shall be paid directly to Sublessor, or if paid to Sublessee, such excess funds shall be immediately paid by Sublessee to Sublessor. If a Sublease Event of Default exists, Sublessor may retain all Casualty Recoveries as cash collateral or, if no Sublease Event of Default exists, Sublessee shall be entitled to apply all Casualty Recoveries in accordance with
          SECTION 9.1(b), and any balance remaining after compliance with
          SECTION 9.1(b), as the case may be, shall be retained by or returned to Sublessee. Sublessee shall not be entitled to any Casualty Recoveries in excess of $500,000 until it applies all amounts received of less than or equal to such amount in repair or replacement of the affected item of Equipment.

               SECTION 9.2 REQUIRED COVERAGES. Sublessee will keep the Equipment insured by financially sound and reputable insurers against loss or damage of the kinds and in the amounts customarily insured against by similar corporations engaged in similar operations and carry such other insurance as is usually carried by such corporations, PROVIDED that in any event Sublessee will maintain:

                    (a) CASUALTY INSURANCE. Insurance against all risks of loss or damage with respect to the Equipment with deductibles and in such minimum amounts as are consistent with industry standards; PROVIDED, HOWEVER, that at no time shall the amount of coverage, on a replacement cost basis, be less than one hundred and ten percent of the then outstanding Sublease Balance.

                    (b) COMPREHENSIVE GENERAL LIABILITY INSURANCE. Combined single limit insurance against claims for bodily injury, death or third-party property damage occurring on, in or about the Equipment in an amount at least equal to $100,000,000 per occurrence with such deductibles as are carried by similarly situated companies involved in operating similar facilities and equipment.

                    (c) OTHER INSURANCE. Such other insurance including workmen's compensation and business interruption insurance, in each case as generally carried by owners of similar facilities and equipment in the State of Nevada, in such amounts and against such risks as are then customary for equipment and property similar in use.

Such insurance shall be written by reputable insurance companies that are financially sound and solvent and otherwise reasonably appropriate considering the amount and type of insurance being provided by such companies. In the case of liability insurance maintained by Sublessee, it shall name Sublessor and Lessor as additional insureds and, in the case of casualty insurance, it shall name Sublessor and Lessor as loss payees. Each policy referred to in this SECTION 9.2 shall provide that: (i) it will not be cancelled or its limits reduced, or allowed to lapse without renewal, except after not less than 30 days' prior written notice to Sublessor; (ii) the interests of Sublessor and Lessor shall not be invalidated by any act or negligence of Sublessor or Sublessee or any person having an interest in any item of Equipment (other than the failure to pay premiums or other amounts payable to the insurer after giving effect to the required notice period referred to in clause (i) above); (iii) such insurance is primary with respect to any other insurance carried by or available to Sublessor and Lessor; (iv) the insurer shall waive any right of subrogation, setoff, counterclaim, or other deduction, whether by attachment or otherwise, against the Sublessor and Lessor; and (v) such policy shall contain a cross-liability clause providing for coverage of Sublessor and Lessor as if separate policies had been issued to each of them. Sublessee will notify Sublessor promptly of any policy cancellation, reduction in policy limits, modification or amendment.

               SECTION 9.3 DELIVERY OF INSURANCE CERTIFICATES. On or before the Closing Date, upon renewal of any policy and upon written request of Sublessor after a Sublease Event of Default, Sublessee shall deliver to Sublessor certificates of insurance satisfactory to Sublessor evidencing the existence of all insurance required to be maintained hereunder and setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage.


                                    ARTICLE X

                                EVENTS OF DEFAULT

               SECTION 10.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events, whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall constitute a "SUBLEASE EVENT OF DEFAULT":

                    (a) any payment of Periodic Sublease Rent, the Purchase Option Sublease Exercise Amount or payment in respect of a Casualty shall not be paid within two (2) Business Days after the date when due;

                    (b) any payment of Supplemental Sublease Rent or any other payment payable by Sublessee hereunder or under any other Operative Document shall not be paid within ten (10) Business Days after the date when due;

                    (c) any representation or warranty on the part of Sublessee contained in any Operative Document to which it is a party or in any certificate or other writing furnished or delivered to Sublessor or Lessor shall at any time prove to have been incorrect in any material respect when made, deemed made or reaffirmed, as the case may be;

                    (d) Sublessee shall default in any material respect in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under ARTICLE IX;

                    (e) Sublessee shall default in any material respect in the performance or observance of any other term, covenant, condition or agreement on its part to be performed or observed hereunder or under any other Operative Document to which it is a party (and not constituting a Sublease Event of Default under any other clause of this SECTION 10.1), and such Default shall continue unremedied for a period of ten (10) Business Days after written notice thereof by Sublessor or Lessor to Sublessee;

                    (f) (i) Sublessee or any Material Subsidiary shall generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any case or proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution, liquidation or reorganization or the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against it in any bankruptcy, insolvency or similar case or proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business;

                    (g) involuntary proceedings or an involuntary petition shall be commenced or filed against Sublessee or any Material Subsidiary, under any bankruptcy, insolvency or similar law or seeking the dissolution, liquidation or reorganization of Sublessee or any Material Subsidiary or the appointment of a receiver, trustee, custodian or liquidator for Sublessee or any Material Subsidiary or of a substantial part of the property, assets or business of Sublessee or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of Sublessee or any Material Subsidiary or any Equipment, and such proceedings or petition shall not be dismissed or stayed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy, as the case may be;

                    (h) any Plan maintained by Sublessee is determined to have a material "accumulated funding deficiency" as that term is defined in
          Section 302 of ERISA in excess of an amount equal to 5% of the consolidated total assets of Sublessee as of the most-recently ended fiscal quarter; or

                    (i)  the occurrence of a Lease Event of Default;

                    (j) (i) Sublessee or any Material Subsidiary fails to pay the principal, or any principal installment, of any present or future Indebtedness of $10,000,000 or more, or any guaranty of present or future Indebtedness of $10,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event of default to occur, in connection with any present or future Indebtedness of $10,000,000 or more, or of any guaranty of present or future Indebtedness of $10,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such Indebtedness due before the date on which it otherwise would become due or the right to require Sublessee or any Material Subsidiary to redeem or purchase, or offer to redeem or purchase, all or any portion of such Indebtedness (PROVIDED, that for the purpose of this clause (j), the principal amount of Indebtedness consisting of a Swap Agreement shall be the amount which is then payable by the counterparty to close out the Swap Agreement); or

                    (k) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Sublessee or any Material Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 30 days, PROVIDED that the aggregate of all such judgments exceeds $10,000,000; or

                    (l) there has occurred any License Revocation which continues for more than three (3) consecutive days; or

                    (m) any Event of Default under and as defined in the Secured Credit Agreement (or under any documentation evidencing a refinancing or replacement of the Indebtedness created thereunder) has occurred and is continuing.

               SECTION 10.2 REMEDIES. If any Sublease Event of Default exists, Sublessor may terminate this Sublease and take possession of the Equipment, and shall have the other rights, options and remedies of a lessor under applicable Laws (including the Nevada Uniform Commercial Code) or, if this Sublease is determined not to be a true operating lease, the rights, options and remedies of a secured party under the Nevada Uniform Commercial Code.

               SECTION 10.3 RIGHT TO PERFORM OBLIGATIONS. If Sublessee fails to perform any of its agreements contained herein, whether or not a Sublease Event of Default exists, Sublessor may perform such agreement, and the reasonable fees and expenses incurred by Sublessor in connection with such performance together with interest thereon shall be payable by Sublessee upon demand.

               SECTION 10.4 POWER OF ATTORNEY. Sublessee unconditionally and irrevocably appoints Sublessor as its true and lawful attorney-in-fact, with full power of substitution, to the extent permitted by Requirements of Law, in its name and stead and on its behalf, for the purpose of executing and delivering all such deeds, bills of sale, assignments, releases
(including releases of this Sublease on the records of any Governmental Agency) and other proper instruments as Sublessor may reasonably consider necessary or appropriate in connection with any sale, assignment, transfer or disposition pursuant to Section 10.3, if a Sublease Event of Default exists, whether pursuant to foreclosure or power of sale or otherwise. Sublessee hereby ratifies and confirms all that such attorney or any substitute shall lawfully do by virtue hereof. If requested by Sublessor or any purchaser, Sublessee shall specifically ratify and confirm any such lawful sale, assignment, transfer or disposition by executing and delivering to Sublessor or such purchaser, all deeds, bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

               SECTION 10.5 REMEDIES CUMULATIVE; NO WAIVER; CONSENTS. To the extent permitted by, and subject to the mandatory requirements of, Requirements of Law, each and every right, power and remedy herein specifically given to Sublessor or otherwise in this Sublease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Sublessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. No delay or omission by Sublessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Sublessee or be an acquiescence therein. Sublessor's consent to any request made by Sublessee shall not be deemed to constitute or preclude the necessity for obtaining Sublessor's consent, in the future, to all similar requests. No express or implied waiver by Sublessor of any Sublease Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Sublease Event of Default. To the extent permitted by Requirements of Law, Sublessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require Sublessor to sell, lease or otherwise use the Equipment in mitigation of Sublessor's damages upon the occurrence of an Event of Default or that may otherwise limit or modify any of Sublessor's rights or remedies under this ARTICLE X.


                                   ARTICLE XI

                            SUBLESSOR'S RIGHT TO CURE

               SECTION 11.1 SUBLESSOR'S RIGHT TO CURE SUBLESSEE'S DEFAULTS. Sublessor, upon two (2) Business Days prior notice (except that in any circumstance in which there is a risk of imminent harm to any Person or property or any possibility of criminal liability to Sublessor or Lessor, no notice shall be required), without waiving or releasing any obligation or Sublease Event of Default, may (but shall be under no obligation to) remedy any Sublease Default or Sublease Event of Default for the account and at the sole cost and expense of Sublessee, including the failure by Sublessee to maintain the insurance required by ARTICLE IX, and may, to the fullest extent permitted by Law, and notwithstanding any right of quiet enjoyment in favor of Sublessee, enter upon the real property where the Equipment is located for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Sublessee. All reasonable out-of-pocket costs and expenses so incurred (including fees and expenses of counsel and allocated time charges of internal counsel), together with interest thereon at the Default Rate from the date on which such sums or expenses are paid by Sublessor, shall be paid by Sublessee to Sublessor on demand. All rights of Sublessor in this Article
11.1 are subject to Section 15.10.

                                   ARTICLE XII

                                WARRANT OF TITLE

               SECTION 12.1 WARRANT OF TITLE. Nothing contained in this Sublease shall be construed as constituting the consent or request of Sublessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Project or any part thereof. NOTICE IS HEREBY GIVEN THAT NEITHER SUBLESSOR NOR LESSOR IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO SUBLESSEE, OR TO ANYONE HOLDING THE EQUIPMENT OR ANY PART THEREOF THROUGH OR UNDER SUBLESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF SUBLESSOR OR LESSOR IN AND TO THE EQUIPMENT.


                                  ARTICLE XIII

                                   ASSIGNMENTS

               All or any of the right, title or interest and obligations of Sublessor in and to this Sublease and the rights, benefits, advantages and obligations of Sublessor hereunder, including the rights to receive payment of rental or any other payment hereunder, and the rights, titles and interests in and to the Equipment, may be assigned or transferred by Sublessor only in accordance with the provisions set forth in the Trust Agreement. All rights of Sublessee (including under ARTICLE V) under this Sublease shall be assignable without the consent of Lessor or Sublessor; PROVIDED that (a) Sublessee or any such assignee shall notify Sublessor of such assignment in writing promptly thereafter and (b) such assignee shall concurrently execute and deliver to Lessor a Consent to Sublease Assignment. Sublessor agrees that it will recognize any such assignee as the successor to Sublessee with respect to this Sublease. Any assignment by Sublessee shall not relieve Sublessee of its obligations hereunder and shall in any event be subject to Section 15.10.

                                   ARTICLE XIV

                         TRUE LEASE - SECURITY INTEREST

               It is the intent of the parties that this Sublease be a true operating lease of the Equipment by Sublessor to Sublessee, including for all purposes of the Nevada Uniform Commercial Code. In the event that the Sublease is determined not to be a true operating lease, then as a precaution Sublessee hereby grants to Sublessor a security interest in all of Sublessee's right, title and interest in the Equipment to secure the obligations of Sublessee hereunder.



                                   ARTICLE XV

                                  MISCELLANEOUS

          SECTION 15.1 CUMULATIVE REMEDIES; NO WAIVER. The rights, powers, privileges and remedies of the Sublessor provided herein or in any other Operative Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of the Sublessor in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy.

          SECTION 15.2 COSTS, EXPENSES AND TAXES. Sublessee shall pay on demand, accompanied by an invoice therefor, the reasonable costs and expenses of Sublessor and Lessor in connection with the refinancing, restructuring, reorganization (INCLUDING a bankruptcy reorganization) and enforcement or attempted enforcement of the Operative Documents, and any matter related thereto. The foregoing costs and expenses shall include filing fees, recording fees, title insurance fees, appraisal fees, search fees, and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel (INCLUDING reasonably allocated costs of legal counsel employed by Sublessor or Lessor), independent public accountants and other outside experts retained by the Sublessor or any Holder, whether or not such costs and expenses are incurred or suffered by Sublessor or Lessor in connection with or during the course of any bankruptcy or insolvency proceedings of Sublessee or any Subsidiary thereof. Such costs and expenses shall also include, in the case of any amendment or waiver of any Operative Document requested by Sublessee, the administrative costs of Sublessor reasonably attributable thereto. Sublessee shall pay any and all documentary and other taxes arising out of this Sublease and shall reimburse Sublessor for all such taxes which Sublessor pays to Lessor pursuant to ARTICLE 8 of the Participation Agreement. Any amount payable to the Sublessee under this Section shall bear interest from the second
Business Day following the date of demand for payment at the Default Rate.

          SECTION 15.3 NOTICES. EXCEPT as otherwise expressly provided in the Operative Documents, all notices, requests, demands, directions and other communications provided for hereunder or under any other Operative Document must be in writing and must be mailed, telegraphed, telecopied, dispatched by commercial courier or delivered to the appropriate party at the address set forth on the signature pages of this Sublease or other applicable Operative Document or, as to any party to any Operative Document, at any other address as may be designated by it in a written notice sent to all other parties to such Operative Document in accordance with this Section. EXCEPT as otherwise expressly provided in any Operative Document, if any notice, request, demand, direction or other communication required or permitted by any Operative Document is given by mail it will be effective on the earlier of receipt or the fourth Business Day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telecopier, when sent; if dispatched by commercial courier, on the scheduled delivery date; or if given by personal delivery, when delivered.

          SECTION 15.4 NO THIRD PARTIES BENEFITED. This Sublease is made for the purpose of defining and setting forth certain obligations, rights and duties of Sublessee and the Sublessor in connection with the leasing the Equipment, and is made for the sole benefit of Sublessee and the Sublessor, and the Sublessee's and Sublessor's successors and assigns. This Section 15.4 is subject to Section 15.10.

          SECTION 15.5 CONFIDENTIALITY. The Sublessor agrees to hold any confidential information that it may receive from Sublessee pursuant to this Sublease or other Operative Documents in confidence, EXCEPT for disclosure:
(a) to Lessor; (b) to legal counsel and accountants for Sublessor or Lessor;
(c) to other professional advisors to Sublessor or Lessor, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section; (d) to regulatory officials having jurisdiction over Lessor; (e) to any Gaming Board having regulatory jurisdiction over Sublessee or its Subsidiaries, provided that Sublessor agrees to notify Sublessee of any such disclosure unless prohibited by applicable Laws; and
(f) as required by Law or legal process, provided that Sublessor agrees to notify Sublessee of any such disclosures unless prohibited by applicable Laws or in connection with any legal proceeding to which Sublessor and Sublessee are adverse parties. For purposes of the foregoing, "confidential information" shall mean any information respecting Sublessee or its Subsidiaries reasonably considered by Sublessee to be confidential, OTHER THAN (i) information previously filed with any Governmental Agency and available to the public,
(ii) information previously published in any public medium from a source other than, directly or indirectly, Sublessor, and (iii) information previously disclosed by Sublessee to any Person not associated with Sublessee without a confidentiality agreement or obligation substantially similar to this Section. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of Sublessor to Sublessee.

          SECTION 15.6 INTEGRATION. This Sublease, together with the other Operative Documents to which Sublessee is a party, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Sublease and those of any other Operative Document to which Sublessee is a party, the provisions of this Sublease shall control and govern; PROVIDED that the inclusion of supplemental rights or remedies in favor of Sublessor in any other Operative Document shall not be deemed a conflict with this Sublease. Each Operative Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

          SECTION 15.7 GOVERNING LAW. This Sublease shall be governed by, and construed and enforced in accordance with, the local Laws of Nevada applicable to contracts made and performed in Nevada.

          SECTION 15.8 SEVERABILITY OF PROVISIONS. Any provision in any Operative Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Operative Documents are declared to be severable.

          SECTION 15.9 COUNTERPARTS. This Sublease has been executed in several counterparts. One counterpart has been prominently marked "Sublessor's Copy" and the other counterparts have been prominently marked "Sublessee's Copy" or "Copy." Only the counterpart marked "Sublessor's Copy" shall evidence a monetary obligation of Sublessee or shall be deemed to be an original or to be chattel paper for purposes of the UCC, and such copy shall be held by Lessor (so long as the Lease remains in effect) or Sublessor.

          SECTION 15.10 SUBORDINATION TO LEASE. It is expressly understood and agreed by the parties hereto that this Sublease is expressly subject and subordinate to all of the terms of the Lease and to all rights of Lessor thereunder. Sublessee expressly acknowledges and confirms that Lessor may exercise all remedies available to it with respect to the Equipment during the existence of a Lease Event of Default, whether or not there then exists a Sublease Event of Default.

          SECTION 15.11 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS SUBLEASE HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY OPERATIVE DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO ANY OPERATIVE DOCUMENT, OR THE


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

TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS SUBLEASE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          SECTION 15.12 PURPORTED ORAL AMENDMENTS. SUBLESSEE EXPRESSLY ACKNOWLEDGES THAT THIS SUBLEASE AND THE OTHER OPERATIVE DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 9.15 OF THE PARTICIPATION AGREEMENT. SUBLESSEE AGREES THAT IT WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF THE SUBLESSOR THAT DOES NOT COMPLY WITH SECTION 9.15 OF THE PARTICIPATION AGREEMENT TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS SUBLEASE OR THE OTHER OPERATIVE DOCUMENTS.

          SECTION 15.13 GENERAL INDEMNIFICATION. Sublessee hereby agrees that it will indemnify Sublessor and its assigns (each of whom shall be a third party beneficiary of this covenant) against the matters covered by Article 7 of the Participation Areement (the terms of which are incorporated herein by this reference) on each of the same terms and conditions set forth in such Article 7.

                           [Signature page to follow]


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
               IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the day and year first above written.



                                               STATION CASINOS, INC.,
                                               a Nevada corporation
                                               as Sublessor


                                               By: /s/ Glenn C, Christenson
                                                  ---------------------------
                                                   Glenn C. Christenson
                                                   Executive Vice President,
                                                   Chief Financial Officer
                                                   and Treasurer



                                               SUNSET STATION, INC.,
                                               a Nevada corporation
                                               as Sublessee


                                               By: /s/ Glenn C. Christenson
                                                  ----------------------------
                                                   Glenn C. Christenson
                                                   Vice President, Chief
                                                   Financial Officer and
                                                   Treasurer

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